            As filed with the Securities and Exchange Commission on May 24, 1996
                                                 Registration No. 33-
                                                                     -----------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             STORMEDIA INCORPORATED
             (Exact name of registrant as specified in its charter)


                  Delaware                            77-0373062
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)           Identification Number)

                                 390 Reed Street
                          Santa Clara, California 95050
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  1994 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                  1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the plans)

                                WILLIAM J. ALMON
                Chairman of the Board and Chief Executive Officer
                             Stormedia Incorporated
                                 390 Reed Street
                          Santa Clara, California 95050
                                 (408) 988-1409
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             JUDITH M. O'BRIEN, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                         Proposed               Proposed
                                                                          Maximum               Maximum
                                                     Amount              Offering              Aggregate           Amount of
              Title of Securities                     to be                Price                Offering          Registration
               to be Registered                   Registered (1)         Per Share               Price                Fee
- ------------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $0.013 par value             1,175,000             $41.50              $48,672,500           $16,815

(1) Pursuant to Rule 428 under the Securities Act of 1933, as amended ("Act"), the prospectus contained herein with respect to the 1994 Incentive Stock Option Plan also relates to shares registered under the Form S-8 Registration Statement No. 33- 95230

(2) Estimated in accordance with Rule 457(c) and (h) under the Act solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Registrant's Common Stock as reported by Nasdaq NMS on May 21, 1996.

                             STORMEDIA INCORPORATED
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996, filed pursuant to Section 13(a) of the Exchange Act; and

         (c) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission pursuant to Section 13 (a) or 15 (d) of the Exchange Act.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, P.C., Palo Alto, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. Registrant has entered into an indemnification agreement with each of its officers and directors which provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant's Corrected Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. Registrant also currently maintains officer and director liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  INDEX TO EXHIBITS.

Exhibit
Number                       Description of Document
- -------  -----------------------------------------------------------------
 3.1*    Corrected Amended and Restated Certificate of Incorporation

 5.1     Opinion of Counsel as to legality of securities being registered.

10.27    1994 Incentive Stock Option Plan, as amended

10.35    1995 Employee Stock Purchase Plan, as amended

23.1     Consent of Independent Auditors.

23.2     Consent of Counsel (contained in Exhibit 5.1).

24.1     Power of Attorney (see page 6).


- ----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 33-95320) previously filed with the Commission.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 24th day of May, 1996.


                                   STORMEDIA INCORPORATED


                                   By:/s/ Stephen M. Abely
                                      ------------------------------------------
                                      Stephen M. Abely
                                      Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Almon and Stephen M. Abely, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures                        Title                             Date
- ---------------------     -------------------------------------     ------------

/s/ WILLIAM J. ALMON      Chairman of the Board and Chief           May 24, 1996
- ---------------------     Executive Officer
William J. Almon

/s/ MICHAEL E. OXSEN      President                                 May 24, 1996
- ---------------------
Michael E. Oxsen

/s/ STEPHEN M. ABELY      Chief Financial Officer and               May 24, 1996
- ---------------------     Assistant Secretary
Stephen M. Abely

/s/ JOHN A. DOWNER        Director                                  May 24, 1996
- ---------------------
John A. Downer

/s/ FRANCIS J. LUNGER     Director                                  May 24, 1996
- ---------------------
Francis J. Lunger

/s/ MARK S. ROSSI         Director                                  May 24, 1996
- ---------------------
Mark S. Rossi